UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2013

MANNING & NAPIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35355	45-2609100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Woodcliff Drive, Fairport, New York 14450

(Address of principal executive offices and zip code)

(585) 325-6880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 19, 2013, Manning & Napier, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders. There were 13,583,873 shares of Class A common stock and 1,000 shares of Class B common stock entitled to be voted as of April 26, 2013, the record date for the Annual Meeting. At the Annual Meeting, 13,241,275 shares of Class A common stock, and 1,000 shares of Class B common stock (each share of Class B common stock being entitled to 13,719.7117 votes) were present in person or by proxy, thus constituting a quorum at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders elected the seven nominees listed below to serve as directors until the 2014 Annual Meeting of Stockholders or until their successors shall have been elected and qualified. The final voting results for the election of directors, with 1,057,457 broker non-votes, were as follows:

Director:	Votes For:	Votes Withheld:
William Manning	25,311,834	591,696
B. Reuben Auspitz	25,310,792	592,738
Patrick Cunningham	25,511,663	391,867
Barbara Goodstein	25,061,734	841,796
Richard M. Hurwitz	24,941,462	962,068
Edward J. Pettinella	24,941,747	961,783
Robert M. Zak	25,063,534	839,996

The final voting results for all other matters voted on at the Annual Meeting were as follows:

•

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for the Company’s fiscal year ending December 31, 2013 was approved, with the Company receiving 26,864,154 votes for approval and 12,493 votes against approval, with 84,340 votes abstaining.

•

The non-binding advisory vote regarding the compensation of the Company’s named executive officers was approved, with the Company receiving 17,046,141 votes for approval and 7,829,261 votes against approval, with 1,028,128 votes abstaining and 1,057,457 broker non-votes.

No other business was transacted at the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manning & Napier, Inc.

Date: June 24, 2013	By:	/s/ Patrick Cunningham
	Name:	Patrick Cunningham
	Title:	Chief Executive Officer